UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 3.02	Unregistered Sales of Equity Securities

(a)
On December 21, 2005, the Company issued a press release disclosing that it had completed the repurchase and retirement of 4,283,334 outstanding warrants, including 1,866,667 warrants exercisable at $1.50 per share and 2,416,667 warrants exercisable at $3.60 per share in exchange for $1.2 million in cash. Text of the press release dated December 21, 2005, titled “QSGI Repurchases and Retires 4.3 Million Warrants” is furnished as Exhibit 99.1 to this current report. Warrant Cancellation Agreement is furnished as Exhibit 99.2 to this current report. Waiver of Right of First Refusal is furnished as Exhibit 99.3 to this current report.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	Text of the press release dated December 21, 2005, titled “QSGI Repurchases and Retires 4.3 Million Warrants.”

Exhibit 99.2	Warrant Cancellation Agreement

Exhibit 99.3	Waiver of Right of First Refusal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: December 23, 2005	By:	/S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and Chief Financial Officer